Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Black Knight, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5265638 (I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)

Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan
(Full Title of Plan)

Michael L. Gravelle
Executive Vice President and General Counsel
Black Knight, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and address of agent for service)

(904) 854-5100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	714,088	$50.45	$36,025,740	$4,366.32

(1)                                 This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 714,088 shares of common stock of Black Knight, Inc. (the “Registrant”) issuable pursuant to the Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalizations or similar transactions.

(2)                                 Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our common stock reported in the consolidated reporting system on February 13, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Black Knight, Inc., a Delaware corporation (formerly Black Knight Holdco Corp., a Delaware corporation, and as the successor registrant to Black Knight Financial Services, Inc., a Delaware corporation, the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 714,088 shares of common stock, par value $0.0001 per share, of the Registrant for issuance under the Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”). All such shares were returned to the Plan upon the (i) termination or forfeiture of stock-based awards as provided under the Plan, or (ii) surrendering or withholding of shares in payment or satisfaction of tax withholding obligations with respect to stock-based awards as provided under the Plan.

The contents of the Registrant’s prior registration statements on Form S-8 related to the Plan (File No. 333-204317) filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2015 and August 10, 2017 (File No. 333-219871) and the Post-Effective Amendment No. 1 (File No. 333-204317) thereto filed with the SEC on October 3, 2017 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)                                 Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018, as amended on April 26, 2018;

(b)                                 The information specifically incorporated by reference into Registrant’s Annual Report on Form 10-K/A from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on May 2, 2018;

(c)                                  Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 8, 2018, July 31, 2018  and October 30, 2018, respectively;

(d)                                 Registrant’s Current Reports on Forms 8-K* dated February 12, 2018; February 13, 2018; February 20, 2018; March 16, 2018; May 3, 2018; May 4, 2018; May 11, 2018; June 13, 2018; December 3, 2018; January 28, 2019; February 14, 2019; and February 15, 2019 and

(e)                                  The description of the Registrant’s common shares in the Registrant’s Registration Statement on Form 8-A (File No. 1-37394), filed with the SEC on May 14, 2015, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                                         Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Black Knight, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 2, 2017)

4.2	Amended and Restated Bylaws of Black Knight, Inc., as currently in effect (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Black Knight, Inc. on October 2, 2017)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP

23.2	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Black Knight, Inc. on October 2, 2017)

* Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Black Knight, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 2, 2017)

4.2	Amended and Restated Bylaws of Black Knight, Inc., as currently in effect (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Black Knight, Inc. on October 2, 2017)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP

23.2	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Black Knight, Inc. on October 2, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 15, 2019.

Black Knight, Inc.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael L. Gravelle and Kirk T. Larsen, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William P. Foley, II
William P. Foley, II	Executive Chairman	February 15, 2019

/s/ Anthony Jabbour
Anthony Jabbour	Chief Executive Officer (Principal Executive Officer)	February 15, 2019

/s/ Kirk T. Larsen
Kirk T. Larsen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 15, 2019

/s/ Michele M. Meyers
Michele M. Meyers	Chief Accounting Officer (Principal Accounting Officer)	February 15, 2019

/s/ Thomas M. Hagerty
Thomas M. Hagerty	Director	February 15, 2019

/s/ David K. Hunt
David K. Hunt	Director	February 15, 2019

/s/ Richard N. Massey
Richard N. Massey	Director	February 15, 2019

/s/ Ganesh B. Rao
Ganesh B. Rao	Director	February 15, 2019

/s/ John D. Rood
John D. Rood	Director	February 15, 2019